Exhibit 10.56
Dated                    2010
CITIC KA WAH BANK LIMITED
as Offshore Security Agent
on its own behalf and as agent and trustee
for the Finance Parties
- in favour of -
ZHAO JIANG WEI
()
and
ZHANG RUI LIN
()
and
SHANG ZHI GUO
()
as Mortgagors

DEED OF RELEASE
of a
Share Mortgage of Far East Energy Limited
dated 28 July 2009

BAKER & MCKENZIE
14th Floor, Hutchison House
Hong Kong

THIS DEED OF RELEASE (this “Deed”) is made on the                      day of                     2010
BY:
CITIC KA WAH BANK LIMITED, in its capacity as Offshore Security Agent as agent and trustee for the Finance Parties (as defined in the Facility Agreement referred to below) from time to time, and its successors (in such capacity, the “Offshore Security Agent”)
IN FAVOUR OF
ZHAO JIANG WEI () (holder of PRC identity card numbered 222303197207170219), Ac/o Room 402, Block C, Yuanda Centre, Huizhong Road, Chaoyang, Beijing, PRC;
ZHANG RUI LIN () (holder of PRC identity card numbered 222303197101280436), c/o Room 402, Block C, Yuanda Centre, Huizhong Road, Chaoyang, Beijing, PRC;
SHANG ZHI GUO () (holder of PRC identity card numbered 222328197101140035), c/o Room 402, Block C, Yuanda Centre, Huizhong Road, Chaoyang, Beijing, PRC
(collectively the “Mortgagors” and each a “Mortgagor”).
WHEREAS:
(A)	By a US$200,000,000 transferable term loan and revolving credit facility agreement (the “Facility Agreement”) dated 28 July 2009 made between (1) MI Energy Corporation as borrower (the “Borrower”), (2) the banks and other financial institutions named therein as lenders, (3) CITIC Ka Wah Bank Limited as facility agent, (4) China CITIC Bank Corporation Limited, Guangzhou Branch as onshore security agent and (5) the Offshore Security Agent, the Lenders (as defined in the Facility Agreement) have made available to the Borrower a loan facility of up to two hundred million US Dollars (US$200,000,000) upon and subject to the terms and conditions set out therein and upon the security of, inter alia, the Share Mortgage referred to below.

(B)	By a share mortgage in respect of shares in Far East Energy Limited dated 28 July 2009 (the “Share Mortgage”) made between (1) the Mortgagors and (2) the Offshore

Security Agent, each Mortgagor as beneficial owner mortgaged, charged and assigned to the Offshore Security Agent by way of first legal mortgage the Shares (as defined therein) set opposite his name in Schedule 1 to the Share Mortgage.
(C)	The Mortgagors have requested and the Offshore Security Agent has agreed to enter into this Deed.
NOW THIS DEED WITNESSES THAT the Offshore Security Agent hereby unconditionally and irrevocably:
(1)	RELEASES AND DISCHARGES each Mortgagor from all his present and future liabilities and obligations owing to the Offshore Security Agent under the Share Mortgage and all security granted by such Mortgagor to the Offshore Security Agent thereunder; and

(2)	RELEASES AND/OR DISCHARGES AND/OR REASSIGNS unto each Mortgagor the Shares set opposite his name in Schedule 1 to the Share Mortgage and any other subject matter as is mortgaged, charged and/or assigned by such Mortgagor to the Offshore Security Agent under the Share Mortgage to hold the same henceforth unto that Mortgagor absolutely and unconditionally freed and discharged of and from the Share Mortgage.
This Deed shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.
IN WITNESS WHEREOF this Deed has been executed by the Offshore Security Agent and is intended to be and is hereby delivered on the day and year first above written.

SIGNED, SEALED and DELIVERED	)
as a Deed by and in the name of	)
CITIC KA WAH BANK LIMITED	)
by its lawful attorney(s))
)
in the presence of	)
Signature of Witness:
Name:
Address: